Exhibit 99.1

For Immediate Release

WMIH Corp. Announces Redemption Of Senior Second Lien Runoff Note

SEATTLE, Oct. 3, 2017 /PRNewswire/ -- WMIH Corp. (Nasdaq: WMIH) (the "Company"), today announced it has fully redeemed the Company's 13% Senior Second Lien Notes due in 2030 (the "Second Lien Notes") issued under the Senior Second Lien Notes Indenture (the "Indenture"), dated as of March 19, 2012, by and between WMIH Corp., successor to WMI Holdings Corp., and Delaware Trust Company, successor to The Law Debenture Trust Company of New York, as trustee. The remaining principal amount of the Second Lien Notes totaled $18,226,500.00. The Company used a combination of Runoff Proceeds (as that term is defined in the Indenture) and unrestricted corporate cash to fund the redemption. As a result of the redemption, the Indenture will be satisfied and discharged, and the liens secured thereby will be released, as provided under the terms of the Indenture. The Company has redeemed in full and ahead of schedule all of the runoff notes it issued in connection with emerging from its bankruptcy proceedings in March 2012.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release that address activities, events, conditions or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business and these statements are not guarantees of future performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements may include the words "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "strategy," "future," "opportunity," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Some of these risks are identified and discussed under "Risk Factors" in the Company's most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Report on Form 8-K. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and we do not undertake to update any forward-looking statement, except as required by law.

CONTACT
Helen Grayson
206-922-2957